Exhibit 99.1

Contact:	Matt Humphries, CFA	Rick Fernandez
	Senior Director, Investor Relations	Senior Manager, Corporate Communications
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-6574	678-597-6988
	mhumphries@manh.com	rfernandez@manh.com

Manhattan Associates Reports Second Quarter 2020 Results

Company raises full-year Revenue and EPS guidance

ATLANTA – July 23, 2020 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported revenue of $135.6 million for the second quarter ended June 30, 2020. GAAP diluted earnings per share for Q2 2020 was $0.30 compared to $0.32 in Q2 2019. Non-GAAP adjusted diluted earnings per share for Q2 2020 was $0.40 compared to $0.42 in Q2 2019.

“Manhattan Associates reported solid second quarter financial results,” said Manhattan Associates president and CEO Eddie Capel. “Our growing cloud business continues to outperform, with continued strength in both revenue and bookings. As a result, we are raising our full-year revenue and earnings guidance. Furthermore, while early, we are seeing strong interest in our recently released Manhattan Active® Warehouse Management solution, which should continue to provide momentum for our cloud business in the years to come.”

“There is no doubt that near-term impacts to global economic activity continue to manifest themselves due to the COVID-19 pandemic,” Mr. Capel continued. “Specifically, we have seen sales cycles lengthen as customers and prospects simultaneously contend with the pandemic while evaluating our solutions. Additionally, we have seen delays in services-related project work, leading to a year-over-year decline in services revenue.”

“However, we remain very confident in the long-term outlook for our business, driven by the continued need for innovative solutions within the supply chain and omnichannel commerce markets,” Mr. Capel concluded. “We will continue to position the company to capitalize on these evolving trends while driving long-term sustainable growth for all of our stakeholders globally.”

SECOND QUARTER 2020 FINANCIAL SUMMARY:

•	Consolidated total revenue was $135.6 million in Q2 2020, compared to $154.3 million in Q2 2019.
o	Cloud subscription revenue was $18.5 million in Q2 2020, compared to $9.0 million in Q2 2019.
o	License revenue was $5.7 million in Q2 2020, compared to $11.7 million in Q2 2019.
o	Service revenue was $71.8 million in Q2 2020, compared to $94.0 million in Q2 2019.
•	GAAP diluted earnings per share was $0.30 in Q2 2020, compared to $0.32 in Q2 2019.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $0.40 in Q2 2020, compared to $0.42 in Q2 2019.
•	GAAP operating income was $26.7 million in Q2 2020, compared to $27.6 million in Q2 2019.
•	Adjusted operating income, a non-GAAP measure, was $34.3 million in Q2 2020, compared to $36.2 million in Q2 2019.
•	Cash flow from operations was $48.8 million for Q2 2020, compared to $37.2 million for Q2 2019. Days Sales Outstanding was 73 days at June 30, 2020, compared to 61 days at December 31, 2019.
•	Cash and investments totaled $123.6 million at June 30, 2020, compared to $75.3 million at March 31, 2020.
•

In April 2020, the Company suspended its share repurchase program because of COVID-19-related considerations. Accordingly, during the three months ended June 30, 2020, the Company did not repurchase any shares of Manhattan Associates common stock under the share repurchase program. The Company’s authorized repurchase limit remains at $50 million.

SIX MONTH 2020 FINANCIAL SUMMARY:

•	Consolidated revenue for the six months ended June 30, 2020, was $289.5 million, compared to $302.7 million for the six months ended June 30, 2019.
o	Cloud subscription revenue was $35.8 million for the six months ended June 30, 2020, compared to $16.9 million for the six months ended June 30, 2019.
o	License revenue was $15.4 million for the six months ended June 30, 2020, compared to $24.1 million for the six months ended June 30, 2019.
o	Service revenue was $159.2 million for the six months ended June 30, 2020, compared to $182.6 million for the six months ended June 30, 2019.
•	GAAP diluted earnings per share for the six months ended June 30, 2020, was $0.65, compared to $0.64 for the six months ended June 30, 2019.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $0.80 for the six months ended June 30, 2020, compared to $0.83 for the six months ended June 30, 2019.
•	GAAP operating income was $50.9 million for the six months ended June 30, 2020, compared to $55.9 million for the six months ended June 30, 2019.
•	Adjusted operating income, a non-GAAP measure, was $66.2 million for the six months ended June 30, 2020, compared to $71.7 million for the six months ended June 30, 2019.
•	Cash flow from operations was $60.4 million in the six months ended June 30, 2020, compared to $72.4 million in the six months ended June 30, 2019.
•

During the six months ended June 30, 2020, the Company repurchased 337,007 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors, for a total investment of $25.0 million. However, as noted above, the Company’s share repurchase program is currently suspended.

2020 GUIDANCE

Manhattan Associates provides the following updated revenue, operating margin and diluted earnings per share guidance for the full year 2020:

	Guidance Range - 2020 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue - current guidance	$554	$570	-10%	-8%

Total revenue - previous guidance	$541	$565	-12%	-9%

Operating Margin:
GAAP operating margin - current guidance	17.3%	17.7%
Equity-based compensation	5.6%	5.4%
Adjusted operating margin(1) - current guidance	22.9%	23.1%

GAAP operating margin - previous guidance	17.5%	17.9%
Equity-based compensation	5.4%	5.2%
Adjusted operating margin(1) - previous guidance	22.9%	23.1%

Diluted earnings per share (EPS):
GAAP EPS - current guidance	$1.17	$1.23	-11%	-7%
Equity-based compensation, net of tax	0.42	0.42
Excess tax benefit on stock vesting	(0.06)	(0.06)
Adjusted EPS(1) - current guidance	$1.53	$1.59	-12%	-9%

GAAP EPS - previous guidance	$1.16	$1.24	-12%	-6%
Equity-based compensation, net of tax	0.40	0.40
Excess tax benefit on stock vesting	(0.06)	(0.06)
Adjusted EPS(1) - previous guidance	$1.50	$1.58	-14%	-9%

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation and acquisition-related costs, and the related income tax effects of these items if applicable.

Manhattan Associates currently intends to publish in each quarterly earnings release certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking. Actual results may differ materially. See our cautionary note regarding “forward-looking statements” below. We note in particular that the severity, duration and ultimate impact of the COVID-19 pandemic are difficult to predict at this time. In addition, those statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of the release.

Manhattan Associates will make its earnings release and published expectations available on the investor relations section of the Manhattan Associates website at ir.manh.com. Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance above, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

The Company’s conference call regarding its second quarter 2020 financial results will be held today, July 23, 2020, at 4:30 p.m. Eastern Time. The Company will also discuss its business and expectations for the year and next quarter in additional detail during the call. We invite investors to a live webcast of the conference call through the Investor Relations section of the Manhattan Associates website at ir.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software.

Those who cannot listen to the live broadcast may access a replay shortly after the call by dialing +1.855.859.2056 in the U.S. and Canada, or +1.404.537.3406 outside the U.S., and entering the conference identification number 9264558 or via the web at ir.manh.com. The phone replay will be available for two weeks after the call, and the Internet webcast will be available until Manhattan Associates’ third quarter 2020 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

The Company provides adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with, or alternatives to, GAAP, and may be different from similarly titled non-GAAP measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three and six months ended June 30, 2020.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation, acquisition-related costs and the amortization of these costs, and (from time to time) restructuring charges – all net of income tax effects. We include reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud and on-premise solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc.  Forward-looking statements in this press release include, without limitation, the information set forth under “2020 Guidance,” any statements about the future effect of the COVID-19 pandemic on our business, customers or the global economy, our business prospects following the pandemic statements we make about market adoption of our cloud-based solution and other statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions. Prospective investors are cautioned that any of those forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by those forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by those forward-looking statements are: the risk that the duration and severity of the COVID-19 pandemic, and its ultimate effects on the global economy, our customers and our business, may be worse than expected; risks related from transitioning our business from a traditional perpetual license software company (generally hosted by our customers on their own premises and equipment) to a subscription-based software-as-a service/cloud-based model; disruption in the retail sector; the possible effect of new U.S. tariffs on imports from other countries (and possible responsive tariffs on U.S. exports by other countries) on international commerce; delays in product development; competitive and pricing pressures; software errors and information technology failures, disruption and security breaches; risks related to our products’ technology and customer implementations; and the other risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Cloud subscriptions	$18,503	$9,009	$35,763	$16,868
Software license	5,681	11,721	15,416	24,135
Maintenance	35,898	37,323	71,642	73,422
Services	71,778	93,951	159,184	182,582
Hardware	3,770	2,337	7,528	5,738
Total revenue	135,630	154,341	289,533	302,745
Costs and expenses:
Cost of software license	591	623	1,146	1,215
Cost of cloud subscriptions, maintenance and services	62,434	70,955	136,710	137,533
Research and development	19,931	21,997	43,259	43,210
Sales and marketing	9,709	14,520	22,797	29,301
General and administrative	14,016	16,805	30,130	31,855
Depreciation and amortization	2,257	1,859	4,603	3,773
Total costs and expenses	108,938	126,759	238,645	246,887
Operating income	26,692	27,582	50,888	55,858
Other (loss) income, net	(158)	(71)	1,262	(442)
Income before income taxes	26,534	27,511	52,150	55,416
Income tax provision	7,330	6,586	10,416	13,519
Net income	$19,204	$20,925	$41,734	$41,897

Basic earnings per share	$0.30	$0.32	$0.66	$0.65
Diluted earnings per share	$0.30	$0.32	$0.65	$0.64

Weighted average number of shares:
Basic	63,509	64,623	63,550	64,765
Diluted	64,126	65,093	64,234	65,148

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Operating income	$26,692	$27,582	$50,888	$55,858
Equity-based compensation (a)	7,492	8,462	15,056	15,644
Purchase amortization (c)	110	107	217	215
Adjusted operating income (Non-GAAP)	$34,294	$36,151	$66,161	$71,717

Income tax provision	$7,330	$6,586	$10,416	$13,519
Equity-based compensation (a)	759	2,073	1,649	3,833
Tax benefit of stock awards vested (b)	60	154	3,742	58
Purchase amortization (c)	27	26	54	53
Adjusted income tax provision (Non-GAAP)	$8,176	$8,839	$15,861	$17,463

Net income	$19,204	$20,925	$41,734	$41,897
Equity-based compensation (a)	6,733	6,389	13,407	11,811
Tax benefit of stock awards vested (b)	(60)	(154)	(3,742)	(58)
Purchase amortization (c)	82	81	163	162
Adjusted net income (Non-GAAP)	$25,959	$27,241	$51,562	$53,812

Diluted EPS	$0.30	$0.32	$0.65	$0.64
Equity-based compensation (a)	0.10	0.10	0.21	0.18
Tax benefit of stock awards vested (b)	-	-	(0.06)	-
Purchase amortization (c)	-	-	-	-
Adjusted diluted EPS (Non-GAAP)	$0.40	$0.42	$0.80	$0.83

Fully diluted shares	64,126	65,093	64,234	65,148

(a)

Adjusted results exclude all equity-based compensation to facilitate comparison with our peers and because it typically does not require cash settlement. As explained in our Current Report on Form 8-K filed today with the SEC, we do not include this expense when assessing our operating performance. We do not receive a GAAP tax benefit for a portion of our equity-based compensation, mainly due to Section 162(m) of the Internal Revenue Code, which limits tax deductions for compensation granted to certain executives. The Tax Cuts and Jobs Act further increased those limitations. Thus, in the fourth quarter of 2019, we changed from applying an overall effective rate in our tax adjustment to using the actual tax benefit for equity-based compensation included in our GAAP results after considering the impact of non-deductible equity-based compensation.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Cost of services	$2,326	$2,448	$4,611	$4,545
Research and development	1,522	1,603	3,063	2,979
Sales and marketing	756	976	1,559	1,795
General and administrative	2,888	3,435	5,823	6,325
Total equity-based compensation	$7,492	$8,462	$15,056	$15,644

(b)

Adjustments represent the excess tax benefits and tax deficiencies of the stock awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible for an award of equity instruments on our tax return is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we excluded equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also excluded the related tax benefit (expense) generated upon their vesting.

(c)

Adjustments represent purchased intangibles amortization from a prior acquisition. We exclude that amortization from adjusted results to facilitate comparison with our peers, to facilitate comparisons of the results of our core operations from period to period and for the other reasons explained in our Current Report on Form 8-K filed with the SEC.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$123,638	$110,678
Accounts receivable, net of allowance of $4,078 and $2,826, at June 30, 2020 and December 31, 2019, respectively	108,099	100,937
Prepaid expenses and other current assets	20,022	20,426
Total current assets	251,759	232,041

Property and equipment, net	19,458	22,725
Operating lease right-of-use assets	31,791	35,896
Goodwill, net	62,237	62,237
Deferred income taxes	2,529	6,814
Other assets	12,615	12,566
Total assets	$380,389	$372,279

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,262	$20,561
Accrued compensation and benefits	27,779	45,991
Accrued and other liabilities	19,184	19,325
Deferred revenue	118,795	94,371
Income taxes payable	1,401	1,348
Total current liabilities	183,421	181,596

Operating lease liabilities, long-term	28,431	32,416
Other non-current liabilities	15,759	15,989

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2020 and 2019	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 63,518,968 and 63,456,986 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	635	635
Retained earnings	173,125	159,490
Accumulated other comprehensive loss	(20,982)	(17,847)
Total shareholders' equity	152,778	142,278
Total liabilities and shareholders' equity	$380,389	$372,279

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2020	2019
	(unaudited)	(unaudited)
Operating activities:
Net income	$41,734	$41,897
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,603	3,773
Equity-based compensation	15,056	15,644
Loss (gain) on disposal of equipment	10	(121)
Deferred income taxes	4,234	272
Unrealized foreign currency (gain) loss	(741)	156
Changes in operating assets and liabilities:
Accounts receivable, net	(7,469)	(312)
Other assets	(619)	(6,144)
Accounts payable, accrued and other liabilities	(21,787)	4,238
Income taxes	568	(3,145)
Deferred revenue	24,799	16,149
Net cash provided by operating activities	60,388	72,407

Investing activities:
Purchase of property and equipment	(1,752)	(3,305)
Net maturities of investments	-	1,439
Net cash used in investing activities	(1,752)	(1,866)

Financing activities:
Purchase of common stock	(43,155)	(50,238)
Net cash used in financing activities	(43,155)	(50,238)

Foreign currency impact on cash	(2,521)	(28)

Net change in cash and cash equivalents	12,960	20,275
Cash and cash equivalents at beginning of period	110,678	99,126
Cash and cash equivalents at end of period	$123,638	$119,401

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1.	Corporate Response to COVID-19:

Regarding the COVID-19 pandemic, we remain cautious about the global recovery, which we expect to be slow and protracted. At mid-year, we are experiencing solid demand for our cloud-based supply chain and omnichannel commerce solutions and our competitive win rates remain strong. In May, we launched Manhattan Active Warehouse Management, the next generation of Warehouse Management. We have rearchitected our warehouse management solution from the ground up as a cloud native, microservices based, versionless application. The reception has exceeded our expectations and pipeline opportunities are building. Our solutions are mission critical, supporting large and complex, global supply chains. While we expect demand to continue to grow for our Cloud solutions, sales cycles will likely extend as customers and prospects contend with the COVID-19 pandemic while evaluating our solutions. Our Professional Services business revenue through the first half of 2020 is down approximately 13%, and excluding billed travel, is down approximately 11%, as clients delay projects due to COVID-19. We have had no notable cancellations in 2020. For the second half, we expect Services revenue to decline, driven by COVID-19 impacts to customers, as well as our traditional retail peak season impact, which typically occurs in the fourth quarter.

2.	GAAP and Adjusted earnings per share by quarter are as follows:
	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
GAAP Diluted EPS	$0.32	$0.32	$0.42	$0.26	$1.32	$0.35	$0.30	$0.65
Adjustments to GAAP:
Equity-based compensation	0.08	0.10	0.09	0.14	0.42	0.10	0.10	0.21
Tax benefit of stock awards vested	-	-	-	-	-	(0.06)	-	(0.06)
Purchase amortization	-	-	-	-	-	-	-	-
Adjusted Diluted EPS	$0.41	$0.42	$0.51	$0.40	$1.74	$0.40	$0.40	$0.80
Fully Diluted Shares	65,204	65,093	64,992	64,807	65,103	64,342	64,126	64,234

3.Revenues and operating income by reportable segment are as follows (in thousands):

	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Revenue:
Americas	$114,873	$121,778	$132,028	$121,155	$489,834	$123,146	$107,368	$230,514
EMEA	26,288	25,043	22,978	23,964	98,273	24,313	21,558	45,871
APAC	7,243	7,520	7,269	7,810	29,842	6,444	6,704	13,148
	$148,404	$154,341	$162,275	$152,929	$617,949	$153,903	$135,630	$289,533

GAAP Operating Income:
Americas	$18,051	$16,826	$26,310	$17,437	$78,624	$16,282	$18,984	$35,266
EMEA	7,734	8,057	6,371	4,772	26,934	6,313	5,515	11,828
APAC	2,491	2,699	2,316	2,860	10,366	1,601	2,193	3,794
	$28,276	$27,582	$34,997	$25,069	$115,924	$24,196	$26,692	$50,888

Adjustments (pre-tax):
Americas:
Equity-based compensation	$7,182	$8,462	8,002	$8,195	$31,841	$7,564	$7,492	$15,056
Purchase amortization	108	107	108	107	430	107	110	217
	$7,290	$8,569	$8,110	$8,302	$32,271	$7,671	$7,602	$15,273

Adjusted non-GAAP Operating Income:
Americas	$25,341	$25,395	$34,420	$25,739	$110,895	$23,953	$26,586	$50,539
EMEA	7,734	8,057	6,371	4,772	26,934	6,313	5,515	11,828
APAC	2,491	2,699	2,316	2,860	10,366	1,601	2,193	3,794
	$35,566	$36,151	$43,107	$33,371	$148,195	$31,867	$34,294	$66,161

4.	Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Revenue	$(2,419)	$(1,906)	$(1,352)	$(670)	$(6,347)	$(988)	$(777)	$(1,765)
Costs and expenses	(2,686)	(1,696)	(988)	(346)	(5,716)	(996)	(1,430)	(2,426)
Operating income	267	(210)	(364)	(324)	(631)	8	653	661
Foreign currency (losses) gains in other income	(590)	(377)	298	(325)	(994)	1,348	(193)	1,155
	$(323)	$(587)	$(66)	$(649)	$(1,625)	$1,356	$460	$1,816

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Operating income	$981	$438	$51	$(140)	$1,330	$308	$895	$1,203
Foreign currency (losses) gains in other income	(182)	(127)	437	284	412	1,450	262	1,712
Total impact of changes in the Indian Rupee	$799	$311	$488	$144	$1,742	$1,758	$1,157	$2,915

5.Other income includes the following components (in thousands):

	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Interest income	$231	$178	$191	$115	$715	$68	$28	$96
Foreign currency (losses) gains	(590)	(377)	298	(325)	(994)	1,348	(193)	1,155
Other non-operating (expense) income	(12)	128	321	(5)	432	4	7	11
Total other (loss) income	$(371)	$(71)	$810	$(215)	$153	$1,420	$(158)	$1,262

6.Capital expenditures are as follows (in thousands):

	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Capital expenditures	$616	$2,689	$8,053	$3,835	$15,193	$1,245	$507	$1,752
7.	Stock Repurchase Activity (in thousands):

	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Shares purchased under publicly announced buy-back program	464	302	429	445	1,640	337	-	337
Shares withheld for taxes due upon vesting of restricted stock units	106	1	4	1	112	219	2	221
Total shares purchased	570	303	433	446	1,752	556	2	558

Total cash paid for shares purchased under publicly announced buy-back program	$24,927	$19,993	$35,955	$34,992	$115,867	$25,000	$-	$25,000
Total cash paid for shares withheld for taxes due upon vesting of restricted stock units	5,233	85	266	36	5,620	18,032	123	18,155
Total cash paid for shares repurchased	$30,160	$20,078	$36,221	$35,028	$121,487	$43,032	$123	$43,155

8. Remaining Performance Obligations

Under the new revenue recognition standard, we now disclose revenue we expect to recognize from our remaining performance obligations. Our reported performance obligations primarily represent cloud subscriptions with a non-cancelable term greater than one year (including cloud-deferred revenue as well as amounts we will invoice and recognize as revenue from our performance of cloud services in future periods). Our deferred revenue on the balance sheet primarily relates to our maintenance contracts, which are typically one year in duration and are not included in the remaining performance obligations. Below are our remaining performance obligations as of the end of each period (in thousands):

	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
Remaining Performance Obligations	$100,532	$120,403	$152,043	$171,665	$202,793	$225,470